Exhibit 99.1
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FORTIVE ANNOUNCES COMPLETION OF THE RALLIANT SEPARATION AND APPOINTMENT OF OLUMIDE SOROYE AS PRESIDENT, CEO AND DIRECTOR OF FORTIVE
•Separation of Ralliant completed on June 28, 2025
•Olumide Soroye appointed as President, CEO and Director of Fortive
•James Lico concurrently retired as President, CEO and Director of Fortive

EVERETT, WA, June 30, 2025 – Fortive Corporation (“Fortive”) (NYSE: FTV) today announced that it has completed the separation of its Precision Technologies segment, through the 100% spin-off of Ralliant Corporation (“Ralliant”) to its shareholders on June 28, 2025. Fortive shares will continue to trade on the New York Stock Exchange under the symbol “FTV” and, effective today, Ralliant will begin "regular way" trading on the New York Stock Exchange under the symbol "RAL."

In connection with the separation, on June 28, 2025, Fortive shareholders received one share of common stock of Ralliant for every three shares of common stock of Fortive held at the close of business on June 16, 2025 (other than fractional shares, which will be aggregated and sold and the proceeds distributed to Fortive shareholders). Approximately 113 million shares of Ralliant common stock were distributed in the separation.

Concurrently with the separation, Olumide Soroye has assumed the role of President and Chief Executive Officer and joined Fortive Corporation’s Board of Directors. His appointment was part of a planned transition, previously announced in conjunction with the separation of Fortive and Ralliant. Mr. Soroye succeeds James Lico who has retired as President, CEO and Director of Fortive Corporation. Mr. Lico will continue to serve as a non-executive senior advisor for Fortive until the end of the year.

“Today marks the beginning of bold and exciting new chapters for both Fortive and Ralliant as independent, purpose-built companies, each poised to unlock significant value for shareholders,” Mr. Soroye stated. “New Fortive emerges with a strong financial track record with robust free cash flow generation, approximately 50% recurring revenue, significant competitive advantages, and a strategic orientation toward attractive markets with strong secular tailwinds. Our renewed focus on accelerating profitable growth through the Fortive Business System, alongside a new shareholder returns focused capital allocation strategy and a clear focus on building investor trust, gives us great confidence in our ability to deliver superior returns for shareholders in the years ahead.”

Mr. Soroye continued, “Since our last earnings call, we have experienced increased pressure on tariff-related pricing and customer demand driven largely by heightened uncertainty in trade, healthcare and government spending policy. This created headwinds for revenue and core revenue growth that built late in the second quarter. As a result, we now estimate our second quarter revenue and core revenue as flat to slightly down across new Fortive, with the Precision Technologies segment, now Ralliant, declining mid-single digits as expected. Despite these headwinds, our teams are leveraging the Fortive Business System to drive results, and we estimate second quarter consolidated adjusted EPS near the mid-point of our previous guidance range.”

“As we look forward, recent volatility has no impact on our excitement for the future,” Mr. Soroye continued. “Over the years, new Fortive has demonstrated its ability to deliver durable, profitable growth, across dynamic market conditions. We remain confident in the path ahead and have strong conviction in our ability to unlock significant value for shareholders.”

“I’m deeply grateful to our exceptional teams at Fortive and Ralliant for their unwavering dedication, which enabled us to complete the spin-off ahead of schedule. I am confident that our new Fortive team of 10,000 associates - united by our shared purpose of innovating essential technologies to keep our world safe and productive - will drive meaningful success for our customers, employees, and shareholders as we embark on the next phase of our strategic evolution,” concluded Mr. Soroye.

Mr. Lico commented, “I'm incredibly proud of everything we've accomplished at Fortive – from fostering a strong FBS-driven culture to laying a resilient foundation for the future. As Fortive and Ralliant move forward as distinct, purpose-driven organizations, I’m energized by the opportunities ahead. I have complete trust in Olumide’s leadership at Fortive and in the seasoned team guiding its next phase of long-term value creation.”

Sharmistha “Shar” Dubey, Chair of Fortive’s Board of Directors, stated, “Olumide brings a wealth of experience and expertise in executing profitable growth strategies across multiple industries and deep knowledge of our strengths and opportunities at Fortive. We are excited to have Olumide take the reins of new Fortive with its market-leading portfolio of technology solutions and greater focus on growth and recurring revenue. We embark on this new journey as a simplified company, poised for acceleration, and with a disciplined capital allocation framework and a world class team capable of driving significant shareholder value creation in a dynamic macro, policy and geopolitical environment.”

Ms. Dubey continued, “The Board extends its deepest gratitude to Jim for his visionary leadership and unwavering dedication over nearly a decade. His efforts were instrumental in shaping Fortive’s distinctive culture of innovation and continuous improvement. As CEO, Jim worked relentlessly to build a portfolio of high-quality businesses positioned in dynamic, high-growth markets, providing a strong foundation to move forward.”

ABOUT FORTIVE

Fortive innovates essential technologies to keep our world safe and productive. Fortive’s strategic segments - Intelligent Operating Solutions and Advanced Healthcare Solutions - include iconic inventor brands with leading positions in their markets. The company’s businesses design, develop, manufacture, and market products, software, and services, building on leading brand names, innovative technologies, and strong market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 10,000 research and development, manufacturing, sales, distribution, service, and administrative team members in approximately 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

NON-GAAP FINANCIAL MEASURES

We reference the term “core revenue growth”, a non-GAAP financial measure, when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. In addition, we reference the term “adjusted EPS”, also a non-GAAP financial measure, which adjusts from GAAP earnings per share (“EPS”) pretax amortization of acquisition related intangible assets and non-cash impairments, the pretax costs of acquisition, divestiture, and separation related items, the pretax gain on sale of property, the pretax costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans, the pretax gains and losses from our equity investment and the loss from divestiture. In addition, adjusted EPS excludes pretax charitable contribution expense, the tax effect (to the extent tax deductible) of the pretax adjustments noted above, and discrete tax expenses resulting from the separation of Ralliant. Management believes that references to these non-GAAP financial measures provide useful information to investors by helping identify underlying growth and other performance trends in our business and facilitating comparisons of our performance with prior and future periods and to our peers.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, including statements regarding the impact of the separation, the anticipated U.S. federal income tax treatment of the distribution, anticipated prospects and strategies of Fortive and Ralliant, impact of trade and spending policies, impact of geopolitical conditions, future opportunities for Fortive and Ralliant, future financial results for Fortive and Ralliant, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are “forward-looking” statements within the meaning of the federal securities laws. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: the ability to satisfy the conditions to, and complete, the transaction on a timely basis or at all, including the ability of Fortive or Ralliant to realize the benefits of the separation, deterioration of or instability in the economy, the markets we serve, international trade policies and deteriorating trade relations with other countries, including imposition of tariffs and retaliatory tariffs between United

States and China and other countries, responsive economic nationalism, trade restrictions, and enhanced regulation, the financial markets, geopolitical conditions and conflicts, security breaches or other disruptions of our information technology systems, supply chain constraints, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, our plans to separate into two independent, publicly-traded companies, risk related to tax treatment of our prior or pending separation, impact of our indemnification obligation to Vontier and Ralliant, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 28, 2025. These forward-looking statements speak only as of the date of this presentation, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Christina Jones
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000
Email: investors@fortive.com